STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:01 PM 04/24/2002
                                                             020262655 - 0939652



                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                          CALPINE NATURAL GAS GP, INC.
                             a Delaware corporation
                                      INTO
                              CALPINE CORPORATION
                             a Delaware corporation

              (Pursuant to Section 253 of the General Corporation
                         Law of the State of Delaware)

     Calpine Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That Calpine Corporation (the "Company") and Calpine Natural Gas GP, Inc. ("Calpine GP") are corporations duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

     SECOND: That the Company owns all of the issued and outstanding shares of the capital stock of Calpine GP.

     THIRD: That the Company, by resolutions of its board of directors duly adopted at a meeting held on the 22nd day of April, 2002, determined to and did merge into itself said Calpine GP, and that such resolutions have not been rescinded and are in full force and effect on the date hereof, which resolutions are in the following words, to wit:

          "WHEREAS, Calpine Natural Gas GP, Inc., a Delaware corporation ("Calpine GP"), is a wholly owned subsidiary of the Company;

          WHEREAS, the board of directors of the Company deems it advisable and in the best interest of the Company to merge Calpine GP with and into the Company, with the Company being the surviving corporation;

          NOW, THEREFORE, BE IT RESOLVED, that Calpine GP be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware, and that the Company succeed to and possess all the rights and assets of Calpine GP and be subject to all of the liabilities and obligations of Calpine GP;

          RESOLVED FURTHER, that each share of the capital stock of Calpine GP issued and outstanding immediately prior to the effective time of the merger shall, upon the effective time and by virtue of the merger, be cancelled without payment therefor;

          RESOLVED FURTHER, that the merger shall become effective at such time designated in the Certificate of Ownership and Merger filed by the Company with the Secretary of State of the State of Delaware to effect the merger;

          RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized and empowered to file the necessary documents with the Secretary of State of the State of Delaware, to incur the necessary expenses therefor and to take, or cause to be taken, all such further action and to execute and deliver or cause to be executed and delivered, in the name of and on behalf of the Company, all such further instruments and documents as any such officer may deem to be necessary or advisable in order to effect the purpose and intent of the foregoing resolutions and to be in the best interests of the Company (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments and documents, as the case may be, by or under the direction of any such officer);

          RESOLVED FURTHER, that the prior actions of the officers and directors of the Company in undertaking to carry out the transactions contemplated by the foregoing resolutions be, and the same hereby are, in all respects, approved, adopted, ratified and confirmed; and

          RESOLVED FURTHER, anything herein or elsewhere to the contrary notwithstanding, the merger may be amended or terminated and abandoned by the board of directors of the Company at any time prior to the time that the Certificate of Ownership and Merger filed with the Secretary of State of Delaware becomes effective."

          FOURTH: The merger shall become effective at 11:58 p.m., Eastern Time on April 24, 2002.

          IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer this 24 day of April, 2002.



                                                 CALPINE CORPORATION



                                                 By:    /s/ Peter Cartwright
                                                    ---------------------------
                                                    Peter Cartwright, President